             As filed with the Securities and Exchange Commission on
                      February 5, 1997 Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              COLLAGEN CORPORATION
             (Exact name of Registrant as specified in its charter)


               DELAWARE                                94-2300486
     (State or other jurisdiction                   (I.R.S. Employer
   of incorporation or organization)             Identification Number)


                                2500 FABER PLACE
                           PALO ALTO, CALIFORNIA 94303
                                 (415) 856-0200
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                        1990 DIRECTORS' STOCK OPTION PLAN
                             1994 STOCK OPTION PLAN
                            (Full title of the plan)


                               HOWARD D. PALEFSKY
                      Chairman and Chief Executive Officer
                              COLLAGEN CORPORATION
                                2500 Faber Place
                           Palo Alto, California 94303
                                 (415) 856-0200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:
                                Cathryn S. Chinn
                                Charles L. Moore
                                 Renee R. Deming
                                VENTURE LAW GROUP
                               2800 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025
                                 (415) 854-4488

                         CALCULATION OF REGISTRATION FEE

                                                                                         Proposed
                                                                      Proposed            Maximum
                                                    Maximum            Maximum           Aggregate     Amount of
                                                  Amount to be      Offering Price       Offering     Registration
    Title of Securities to be Registered           Registered         Per Share           Price           Fee
-------------------------------------------------------------------------------------------------------------------
1990 DIRECTORS' STOCK OPTION PLAN
   Common Stock,
   $0.01 par value.......................       100,000 Shares(1)     $20.875(2)       $ 2,087,500      $   632.58



1994 STOCK OPTION PLAN
   Common Stock,
   $0.01 par value.......................       400,000 Shares(3)     $20.875(4)      $  8,350,000      $ 2,530.30


-------------------------------------------------------------------------------------------------------------------


                   TOTAL                        500,000 Shares                         $10,437,500       $3,162.88
                   -----


-----------------------
(1) This total represents a 100,000 share increase in the shares reserved for issuance under the Registrant's 1990 Directors' Stock Option Plan, which increase was approved by the Registrant's Board of Directors in August
     1995 and the Registrant's stockholders in October 1995. This total excludes an additional 100,000 shares that were registered for issuance under the 1990 Directors' Stock Option Plan pursuant to a previous registration statement on Form S-8 filed by the Registrant.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. This computation is based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on February 3, 1997 because such securities are to be issued at prices based upon fluctuating market prices.

(3) This total represents a 400,000 share increase in the shares reserved for issuance under the Registrant's 1994 Stock Option Plan, which increase was approved by the Registrant's Board of Directors in August 1996 and the Registrant's stockholders in October 1996. This total excludes an additional 750,000 shares that were registered for issuance under the 1994 Stock Option Plan pursuant to a previous registration statement on Form S-8 filed by the Registrant.

(4) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "1933 Act") solely for the purpose of calculating the registration fee. This computation is based upon of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on February 3, 1997 because such securities are to be issued at prices based upon fluctuating market prices.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3     INFORMATION INCORPORATED BY REFERENCE

         The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

         ITEM 3 (a)

         The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         ITEM 3 (b)

         The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, filed pursuant to Section 13 of the Exchange Act.

         ITEM 3 (c)

         The descriptions of the Company's Common Stock and associated preferred share purchase rights contained in the Company's Registration Statements on Form 8-A filed August 26, 1982 and November 29, 1994, respectively, pursuant to
Section 12(g) of the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4     DESCRIPTION OF SECURITIES

           Not Applicable.

ITEM 5     INTERESTS OF NAMED EXPERTS AND COUNSEL

           Not Applicable.

ITEM 6     INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

           The Registrant's Certificate of Incorporation provides that each person who is or was or who had agreed to become a director or officer of the Registrant or who had agreed at the request of the Registrant's Board of Directors or an officer of the Registrant to serve as an employee or agent of the Registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Registrant to the full extent permitted by the DGCL or any other applicable laws. Such Certificate of Incorporation also provides that no amendment or repeal of such Certificate shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

           The Registrant's Bylaws provide that the Registrant shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he was or is a director, officer, or employee of the Registrant or serves or served any other enterprise as a director, officer or employee at the request of the Registrant.

           The Registrant has entered or will enter into indemnification agreements with its directors and certain of its officers. The Registrant currently maintains insurance on behalf of its officers and directors against losses arising from any claim asserted against or incurred by such individuals in any such capacity, subject to certain exclusions.

ITEM 7     EXEMPTION FROM REGISTRATION CLAIMED

           Not Applicable.

ITEM 8     EXHIBITS

        Exhibit
        Number             Document

         4.1(1)   1990 Directors' Stock Option Plan, as amended.

         4.2(2)   1994 Stock Option Plan, as amended.

         5.1 Opinion of Counsel as to legality of securities being registered.

         23.1     Consent of Counsel (contained in Exhibit 5.1 hereto).

         23.2     Consent of Independent Auditors.

         24.1     Power of Attorney (see page 7).

----------------------------
         (1) Incorporated by reference to Exhibit 10.44 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995.

         (2) Incorporated by reference to Exhibit 10.62 filed with the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996.

ITEM 9     UNDERTAKINGS

           A.     The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                            [Signature page follows]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Collagen Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on January 31, 1997.

                                         COLLAGEN CORPORATION



                                         By:  /s/ Howard D. Palefsky
                                              --------------------------------
                                              Howard D. Palefsky, Chairman
                                              of the Board of Directors
                                              Chief Executive Officer




                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard D. Palefsky and David J. Foster, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                 Title                                  Date
------------------------------------         --------------------------------         -----------------------
/s/ Howard D.Palefsky                        Chairman of the Board of Directors       January 31, 1997
------------------------------------         and Chief Executive Officer
(Howard D. Palefsky)                         (Principal Executive Officer)


/s/ Gary S. Petersmeyer                      President, Chief                         January 31, 1997
------------------------------------         Operating Officer
(Gary S. Petersmeyer)                        and Director


/s/ David J. Foster                          Vice President and Chief                 January 31, 1997
------------------------------------         Financial Officer
(David J. Foster)                            (Principal Accounting and
                                             Financial Officer)


/s/ Reid W. Dennis                           Director                                 January 31, 1997
------------------------------------
(Reid W. Dennis)

/s/ John R. Daniels, M.D.                    Director                                 January 31, 1997
------------------------------------
(John R. Daniels, M.D.)

/s/ William G. Davis                         Director                                 January 31, 1997
------------------------------------
(William G. Davis)

/s/ Rodney Perkins, M.D.                     Director                                 January 31, 1997
------------------------------------
(Rodney Perkins, M.D.)

/s/ Roger H. Salquist                        Director                                 January 31, 1997
------------------------------------
(Roger H. Salquist)

/s/ Craig W. Johnson                         Director                                 January 31, 1997
------------------------------------
(Craig W. Johnson)

/s/ Anne L. Bakar                            Director                                 January 31, 1997
------------------------------------
(Anne Bakar)

                                INDEX TO EXHIBITS

Exhibit
Number

          4.1(1)  1990 Directors' Stock Option Plan, as amended.
          4.2(2)  1994 Stock Option Plan, as amended.
          5.1 Opinion of Counsel as to legality of securities being registered.
         23.1     Consent of Counsel (contained in Exhibit 5.1 hereto).
         23.2     Consent of Independent Auditors.
         24.1     Power of Attorney (see page 7).

-------------
(1) Incorporated by reference to Exhibit 10.44 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995.

(2) Incorporated by reference to Exhibit 10.62 filed with the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996.